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                                  Exhibit 10.5

                                   AGREEMENT

         THIS AGREEMENT (the "Agreement") is made this 9th day of March, 1996, by and between Quality Care Pharmaceutical, Inc., a California corporation (the "Company") wholly owned by Golden Pharmaceuticals, Inc., a Colorado corporation ("Golden"), and Daniel B. Guinn (the "Executive"). The Company and the Executive are sometimes referred to herein as the Parties. Terms not otherwise defined herein shall have the meaning attributed to them in the Employment Agreement as defined below.

         WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the "Employment Agreement") dated July 7, 1995; and

         WHEREAS, the Company and Executive have mutually agreed to terminate the Employment Agreement and desire to enter into this Agreement to set forth the ongoing relationship of the Parties.

         NOW THEREFORE, in consideration of the covenants undertaken and the releases contained in this Agreement, the Executive and the Company agree as follows:

         1. TERMINATION OF AGREEMENT. Except as provided in this Section 1, the Employment Agreement is terminated effective as of March 9, 1996 (the "Effective Date"). Notwithstanding the above, the Parties agree that Section 7 of the Employment Agreement shall remain in full force and effect.

         2. CONSIDERATION FOR TERMINATION. As consideration for termination of the Employment Agreement, Golden, on behalf of the Company, shall issue or cause to be issued to Executive 2,000,000 shares of Golden's no par value common stock (the "Shares").

         In order to induce Golden to issue the Shares, the Executive hereby represents and warrants to Golden and the Company that:

                 (a) Executive has been given access to full and complete information regarding Golden and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents, and has been given the opportunity to meet with representatives of Golden and to have them answer any questions regarding the terms and conditions of the Shares, and all such questions have been answered to his full satisfaction and all documents or other information requested has been provided.

                 (b) Executive understands that the Shares have not been registered under the Securities Act of 1933, as amended, but are offered pursuant to an exemption from registration under the Securities Act of 1933, as amended.

                 (c) Executive understands that any and all certificates for the Shares will bear a restrictive legend indicating: (1) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (2) that there are restrictions on the transfer of such Shares. Executive also understands and agrees that Golden will place appropriate notations in its records to stop any transfer of the Shares other than in accordance with the 1933 Act or an exemption therefrom.

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                 (d)      Executive is informed of the significance to the
         Company and Golden of the foregoing representations, and such representations are made with the intention that the Company and Golden rely on them. The undersigned shall indemnify and hold harmless the Company and Golden, their respective officers, directors, employees and representatives against any losses, claims, damages or liabilities to which they, or any of them, may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by Executive to the Company or Golden concerning the Executive.

         3.      EMPLOYMENT.

                 (a) At Will. Effective as of the date of this Agreement, Executive shall be employed by the Company as an employee "at will," which means that Executive is not being employed by the Company for any definite or specified term, and that the employment may be terminated by either Executive or the Company, at the will of either, at any time, with or without cause, and with or without any advance notice. Nothing in this section 3 of the Agreement, setting forth the terms of any benefits to be paid Executive, shall alter or affect the at-will nature of the employment relationship.

                 (b) Title. Executive shall serve as President of the Company and shall perform the duties and services incident to that position, or such other duties and services of a similar nature as may be reasonably required of him by the Chairman of the Company or the Board of Directors of the Company. Executive shall serve as an officer of the Company without additional compensation.

                 (c) Base Salary. The Company shall pay Executive a base annual salary of $96,000 (the "Base Salary"). At the Company's sole discretion, Executive's Base Salary shall be increased to $110,000.

                 (d) Cost of Living. Executive shall be eligible to receive cost of living increases that may be paid to other senior executive level officers of the Company.

                 (e) Fringe Benefits. Executive shall be eligible to participate in the various retirement, welfare, fringe benefit and other executive prerequisite plans, programs and arrangements of the Company available for senior executive level officers of the Company.

                 (f) Bonus. Executive shall be eligible to receive a cash bonus in the range of 0% to 20% of his Base Salary based upon the Executive's performance and the Company's achievement of certain operating and/or financial goals established by the Board of Directors of the Company. This annual bonus shall be in lieu of the Executive's participation in any other cash bonus or incentive plan or arrangement of the Company; provided, however, that the foregoing shall not preclude Executive from participating in any equity or equity based compensation program of the Company. Notwithstanding the above, the Executive acknowledges and agrees that nothing contained herein shall be deemed to entitle the Executive to an annual bonus and that the grant and award of an annual bonus, if any, is subject to the sole discretion of the Board of Directors of the Company.

                 (g) Severance Pay. In the event the Company terminates the employment of Executive during the first year of this Agreement, except for Cause, which is defined as (i) Executive is convicted of, pleads guilty or nolo contendere to a felony or a crime involving moral turpitude or (ii)
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         Executive conducts his duties as an officer of the Company in a manner that constitutes gross negligence or willful misconduct, then
         Executive shall continue to receive his Base Salary for six (6) months following his termination of employment.

         4. RELEASE. In exchange for the consideration set forth in Paragraph 2 hereof, Executive hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to sue, and fully and forever releases and discharges the Company, and its parent, subsidiaries, affiliates, divisions, successors, and assigns, together with its past and present trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives, from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected with the Executive now owns or holds or has at any time heretofore owned or held as against said Company, arising out of or in any way connected with the Executive's employment relationship with the Company, the Employment Agreement or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Company committed or omitted prior to the date of this Agreement, including, but not limited to, claims for race, color, religion, sex, national origin, creed, and ancestry discrimination under federal, state, and local statutes or laws, or any claim for severance pay, bonus, salary, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

         It is understood by Executive that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Executive. Section 1542 reads as follows: "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor." For the purpose of giving Executive a full and complete release and discharge as set forth in this Agreement, Executive expressly acknowledges that this Agreement is intended to include and does include, without limitation, all claims that Executive does not know or suspect to exist in Executive's favor against the Company at the time of signing this Agreement. By signing this Agreement, Executive waives all such claims.

         5. TAXES. The Executive understands and agrees that he is responsible for any federal, state or local tax, charge or assessment which may be owed by virtue of the receipt of any portion of the consideration herein provided.

         6. ADVICE OF COUNSEL. The Executive acknowledges that he has been encouraged to seek the advice of an attorney of his choice in regard to this Agreement. The Company and the Executive represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, or they have knowingly and willingly not sought the advice of their attorneys. The Executive hereby understands and acknowledges the significance and consequences of such Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by him.

         7. MISCELLANEOUS. The Executive acknowledges that he has had a sufficient amount of time to consider the terms of this Agreement. Both the Executive and the Company have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.
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         8.      BINDING AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement concerning the termination of the Employment Agreement and all other subjects addressed herein. This Agreement supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning all subject matters covered herein. No alteration, amendment, change or addition to this Agreement shall be binding unless reduced to writing and signed by all Parties hereto.

         11. SEVERABILITY. If one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.
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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first written above.


                                       QUALITY CARE PHARMACEUTICAL, INC.


                                       By
                                         --------------------------------------
                                            Charles R. Drummond, Chairman and
                                            Chief Executive Officer


                                       EXECUTIVE



                                       ----------------------------------------
                                       Daniel B. Guinn